Exhibit 10(m)

Amended and restated November 21, 2002

Amended and restated September 12, 2002

Amended September 4, 2001

Amended November 23, 1994

Adjusted for Stock Splits in 1990, 1994 and 1997(2)

COMPAQ COMPUTER CORPORATION

1985 NONQUALIFIED STOCK OPTION PLAN

1.             Purpose of the Plan. The purpose of the COMPAQ COMPUTER CORPORATION 1985 Nonqualified Stock Option Plan (“Plan”) is to provide compensation in the form of ownership of the common stock, $.01 par value (“Common Stock”), of Compaq Computer Corporation, a Delaware corporation, or any successor thereto (“Company”), to certain selected employees of the Company and its subsidiaries.

2.             Administration of the Plan. The Board of Directors of the Company (“Board”) shall have full power and authority, subject to the provisions of the Plan, to designate participants and to interpret the provisions and supervise the administration of the Plan. All such decisions, selections and other actions shall be conclusively binding for all purposes and upon all persons. All decisions and selections made by the Board pursuant to the provisions of the Plan shall be made by a majority of its members. Any decision reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority at a meeting duly held. The Board may, in its discretion, appoint a Compensation Committee (“Committee”) to administer the Plan. If appointed, the Committee shall consist of at least three directors, none of whom is eligible to participate in the Plan or has been eligible to participate in the Plan for at least one year prior to his appointment. The Committee shall serve at the pleasure of the Board, and shall exercise all powers of the Board granted herein, other than the power to amend the Plan.

3.             Stock Reserved for the Plan. The shares subject to the Plan shall consist of 45,000,000 unissued shares of Common Stock or previously issued shares reacquired and held by the Company, and such amount of shares shall be and is hereby reserved for issuance pursuant to this Plan. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option expire or be canceled prior to its exercise in full, the shares theretofore subject to such option may again be made subject to an option under the Plan.

4.             (a)           Grant of Options. The Board shall, from time to time, determine and designate those persons who are to receive options under the Plan, the number of shares to be covered by such options and the terms thereof. For options granted prior to November 23, 1994, the Board shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement.

Each Nonqualified Option granted on or after November 23, 1994, shall be evidenced by a Nonqualified Stock Option Agreement in the form of a written notice to the Participant receiving an option, which notice shall set forth the applicable terms and conditions provided in this Plan and such other provisions which the Board, in its discretion may deem appropriate. The capitalized term “Nonqualified Stock Option Agreement” as used herein shall mean any written notice, agreement, or other instrument or document evidencing a Nonqualified Option and under which the Optionee may purchase Common Stock pursuant to the terms of the Plan.

(b)           Eligibility.  Options may be granted only to officers and employees  (including  officers and employees who are also directors) of the Company or any of its Subsidiaries.

5.             Terms and Conditions. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Board, pursuant to Section 4(a), which shall be subject to the following express terms and conditions and to such other terms and conditions as the Board may deem appropriate.

(a)           Option Period. Each option agreement shall specify the period  for which the option thereunder is granted (which in no event shall exceed  ten years and one day from the date of grant) and shall provide that the  option shall expire at the end of such period.

(b)           Option Price. The purchase price of each share of Common Stock subject to each option granted pursuant to the Plan shall be determined by the Board at the time the option is granted. In the case of any option granted to an individual subject to Section 16 of the Securities Exchange Act of 1934, such purchase price shall be not less than 50% of the fair market value of such shares on such date. The term “fair market value” as used in this paragraph shall mean the value of a share of Common Stock as determined by the Board. The Board shall value as follows:

(i)            If the Common Stock shall not then be listed and traded upon a recognized securities exchange or in the NASDAQ National Market System, upon the basis of the mean between the bid and asked quotations for such stock on the date of grant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date of grant, then upon the basis of the mean between the bid an asked quotations on the date nearest preceding the date of grant;

(ii)           If the Common Stock shall then be listed an traded upon a recognized securities exchange or in the NASDAQ National Market System, upon the basis of the reported closing price at which shares of the Common Stock were traded on such recognized securities exchange or system on the date of grant or, if the Common Stock was not traded on said date, upon the basis of the reported closing price on the date nearest preceding the date of grant.

(c)           Exercise Period. The Board may provide in any option agreement that an option may be exercised in whole immediately or is to be exercisable  in increments.

(d)           Procedure for Exercise. Options shall be exercised by notice of intent to exercise the options delivered to the Company at its principal office setting forth the number of whole shares with respect to which the option is to be exercised. Such notice shall be accompanied by cash or certified check, bank draft, postal or express money order payable to the order of the Company, or, with the consent of the Board, in whole or in part in Common Stock valued at Fair Market Value which is owned by optionee, for an amount equal to the option price of such shares, and specifying the address to which the certificates for such shares are to be mailed. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the Optionee’s name; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee, at the address specified pursuant to this paragraph 5(d).

(e)           Effect of Termination and Leave Without Pay.

(i)          If the Optionee’s employment with the Company is terminated for any reason other than death, disability, or retirement, the Optionee’s right to exercise any Stock Option shall terminate, and such Option shall expire, on the earlier of (A) the first anniversary of such termination of employment or (B) the date such Option would have expired had it not been for the termination of employment; provided, however that if, within one year following an occurrence of a Change in Control, the Optionee’s employment is terminated in a Qualifying Termination (as defined in subparagraph (v) below), the Optionee shall have the right to exercise all outstanding Options until the earlier of (1) the third anniversary of such termination of employment or (2) the date such Options would have expired had it not been for such termination of employment.  For purposes of applying the immediately preceding proviso with respect to treatment of Options in the event of a Qualifying Termination, the definition of a Change in Control set forth in Section 9.(c) shall be revised by substituting the phrase “a merger or consolidation of the Company with any other corporation is consummated” for the phrase “the stockholders of the Company approve a merger or consolidation of the Company with any other corporation” in clause (iii) of said Section 9. (c). The Optionee shall have the right to exercise such Option prior to such expiration to the extent it was exercisable at the date of such termination of employment and shall not have been exercised.

(ii)         If the Optionee’s employment with the Company is terminated by reason of disability or retirement, the Optionee’s right to exercise any Stock Option shall terminate and such Option shall expire, on the earlier of (A) the third anniversary of such termination of employment or (B) the date such Option would have expired had it not been for the termination of employment. The Optionee shall have the right to exercise such option prior to such expiration to the extent it was exercisable at the date of such termination of employment and shall not have been exercised.

(iii)        Notwithstanding the foregoing, the Board may in its discretion provide in any option agreement that such option shall terminate at a date earlier or later than that set forth above, provided such date shall not be beyond the earlier of (i) three years from the last day of Optionee’s employment or (ii) the date such option would have expired had it not been for the termination of the Optionee’s employment.

(iv)        In the event of the death of an Optionee under the Plan prior to termination of his employment, the options previously granted to him may be exercised (to the extent he would have been entitled to do so at the date of his death) at any time and from time to time prior to their expiration by the executor or administrator of his estate or by the person or persons to whom his rights under the option shall pass by will or the laws of descent and distribution, but in no event may the option be exercised after its expiration.

(v)         The term “disability” as used in this paragraph means total and permanent disability. The term “disability” and “retirement” shall be determined in accordance with applicable Company personnel policies as interpreted in the Board’s direction.  For purposes of subparagraph (i) above, the term “Qualifying Termination” shall have the meaning ascribed to such term in the Optionee’s individual employment or severance agreement with the Company or its Subsidiaries.  If the Optionee is not a party to an individual employment or severance agreement with the Company or its Subsidiaries, the term “Qualifying Termination” shall have the meaning ascribed to the term “Qualified

Termination” in the Compaq Computer Corporation employee severance plan in which such Optionee is eligible to participate.

(vi)          No transfer of an option by an Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice of the same and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance of the transferee or transferees of the terms and conditions of such option.

(vii)         Leave Without Pay. Any time spent by a Participant in the status of “leave without pay” shall be disregarded for purposes of determining the extent to which an Option or any portion thereof has vested. The meaning of the term “leave without pay” shall be determined by the Committee and shall include but not be limited to periods during which the Participant is receiving payments under the Company’s Long-Term Disability Plan.

(f)            Assignability. An option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution. Each option shall be exercisable during the Optionee’s lifetime only by the Optionee.

(g)           No Rights as Stockholder. No Optionee shall have any rights as a stockholder with respect to shares covered by an option until the date of issuance of a stock certificate for such shares; except as provided in paragraph 9, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

(h)           Investment Representation. Each option agreement shall contain an agreement that, upon demand by the Board for such a representation, the Optionee (or any person acting under paragraph 5(e) shall deliver to the Board at the time of any exercise of an option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the Optionee or such other person to purchase any shares.

(i)            Buyout Provisions.  At any time, the Committee may, but shall not be required to, offer to buy out for a payment in cash or shares an option previously granted based on such terms and conditions as the Committee shall establish and communicate to the Optionee at the time that such offer is made.

6.             Amendments or Termination.  The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any participant under any option theretofore granted without his consent.

7.             Compliance with Other Laws and Regulations. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body or national securities exchange which the Company shall, in its sole discretion, determine to be necessary.

8.             Effectiveness and Expiration of Plan. The Plan shall be effective on the date the Board adopts the Plan. The Plan shall expire ten years and one day after the effective date of the Plan and thereafter no option shall be granted pursuant the Plan.

9.             Adjustments and Change in Control.

(a)           Adjustment. The total number of shares of Common Stock available for options under the Plan or which may be allocated to any one employee, the number of shares of Common Stock subject to outstanding options and the exercise price for such options shall be appropriately adjusted by the Board for an increase or decrease in the number of outstanding shares of Common Stock resulting from a stock dividend, subdivision or combination of shares or reclassification, as may be necessary to maintain the proportionate interest of the option holder. In the event of a merger or consolidation of the Company or a tender offer for shares of Common Stock, the Board may make such adjustments with respect to options under the Plan and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation or tender offer including, without limitation, the substitution of new options, the termination or adjustment of outstanding options, and the acceleration of options.

(b)           Immediate Vesting. Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control, as defined below, all outstanding options shall vest and become immediately exercisable or payable, or have all restrictions lifted as may apply to the type of Award; provided, however, that unless otherwise determined by the Committee at the time of award or thereafter, if it is determined that the Net After-Tax Amount to be realized by any optionee, taking into account the accelerated vesting provided for by this paragraph 9.(c) as well as all other payments to be received by such optionee in connection with such Change in Control, would be higher if options did not vest in accordance with the foregoing paragraph 9.(c), then and to such extent the options shall not vest. The determination of whether any such option should not vest shall be made by a nationally recognized accounting firm selected by the Company, which shall be instructed to consider that (i) stock options shall be vested in the order in which they were granted and within each grant in the order in which they would otherwise have vested and (ii) unless and to the extent any other plan, arrangement or contract of the Company pursuant to which any such payment is to be received provides to the contrary, such other payment shall be deemed to have occurred after any acceleration of options.

(c)           Change in Control. A “Change in Control” shall be deemed to have occurred if: (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, (the “Exchange Act”) (other than the Company, an trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to January 18, 1989), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) , (iii) , or (iv) of this paragraph whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (iii) the stockholders of the Company approve merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 30% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(d)           Net After-Tax Amount. “Net After-Tax Amount” shall mean the net amount of compensation, assuming for this purpose only that all vested options are exercised upon such Change in Control, to be received (or deemed to have been received) by such optionee in connection with such Change of Control under any option agreement and under any other plan, arrangement or contract of the company to which such optionee is a party, after giving effect to all income and excise taxes applicable to such payments.

10.           Miscellaneous.

(a)           Employment. Nothing in the Plan, any Option granted pursuant to the Plan, or in any Incentive Stock Option Agreement or Nonqualified Stock Option Agreement shall confer upon any employee the right to continue in the employ of the Company or any Subsidiary.

(b)           Other Compensation Plans. The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company or any Subsidiary or preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary.

(c)           Plan Binding on Successors. The Plan shall be binding on the successors and assigns of the Company.

(d)           Use of Proceeds. The proceeds from the sale of Common Stock, pursuant to Options granted under the Plan, shall constitute general funds of the Company.